EXHIBIT 23.1

Consent of Independent Accountants

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-01954, 333-39361 and 333-66334) and Form S-3 (File No. 333-31863) of Venturi Partners, Inc. of our report dated February 10, 2004 relating to the financial statements which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 10, 2004 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 24, 2004

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